STAMP DUTY -3.6.16 HONG KONG 46 46

HONG KONG 3837.0 STAMP DUTY PAID

OFFER TO LEASE

Print Date: 11 May 2016

To: Sino Real Estate Agency Limited
(信和地產代理有限公司),
12/F, Tsim Sha Tsui Centre,
Salisbury Road, Tsim Sha Tsui,
Kowloon, Hong Kong.
(Agent for the Landlord - Ref.: N160500009)
Contact Person : Timothy Ting/Tiffany Fong
Tel No. : 2735 1032/2735 1013
Fax No. : 2735 1079/2735 1079

Dear Sirs,

I/We, the intended tenant hereby offer to rent the premises described below from the Landlord, on the following principal terms and conditions:

1.	(i) Name of Landlord	:	Wide Harvest Investment Limited 廣滔投資有限公司
	(ii) Registered office/principal place of business in Hong Kong of the Landlord	:	11-12/F., Tsim Sha Tsui Centre, Salisbury Road, Tsim Sha Tsui, Kowloon
2.	(i) Name of Tenant	:	MAN LOONG BULLION COMPANY LIMITED 萬隆金銀業有限公司
	(ii) Certificate of Incorporation No.	:	1186382
	(iii) Business Registration No. of the Tenant	:	38699136
	(iv) Registered office/principal place of business in Hong Kong/address of the Tenant	:	RM 1805, 18/F., TOWER 6, CHINA HONG KONG CITY, 33 CANTON ROAD, TSIM SHA TSUI, KLN, HONG KONG
	(v) Correspondence Address	:	RM 1805, 18/F., TOWER 6, CHINA HONG KONG CITY, 33 CANTON ROAD, TSIM SHA TSUI, KLN, HONG KONG
	(vi) E-Billing Email Address	:	Nil
	(vii) Primary Contact Person	:	Mr. Francisco M Xavier
	Tel No.	:	31874428
	Fax No.	:	Nil
	Email Address	:	francisco@manloong.com
3.	Premises	:	T1 18/F 09A, Floor 18, Tower 01, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon T1 18/F 09B, Floor 18, Tower 01, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon

			As shown coloured pink on attached plan for identification only
4.	(i) Term	:	2 years 4 months and 23 days
	(ii) Term Commencement Date	:	23 May 2016
	(iii) Term Expiry Date (both dates inclusive)	:	15 Oct 2018
			The term shall commence and Rent and other charges become payable from the date as aforementioned even if it falls on a Sunday or public holiday or the Tenant does not take delivery of possession of the Premises on such date
5.	Monthly Rent	:	HK$67,400.00
6.	Monthly Management Fee / Monthly Management Fee and Air-Conditioning Charge	:	HK$15,211.00
7.	Normal air-conditioning supply hours	:	Monday to Friday : 8:30 am to 7:00 pm Saturday : 8:30 am to 2:00 pm Sunday / Public Holidays : N/A
8.	Monthly Cleaning Service Charges	:	N/A
9.	Rates per quarter / Provisional Rates per quarter	:	HK$9,150.00
10.	Government Rent per quarter / Provisional Government Rent per quarter	:	Nil
11.	(i) Security deposit	:	HK$342,644.00
	(ii) Multiple of (the highest) monthly rent and other charges	:	4
	(iii) Personal Guarantor Name	:	N/A
	HKID Card No. or Passport No. and place of its issuance	:	N/A
	(iv) Initial Deposit	:	HK$0.00
	Cheque No.	:	
	Bank	:	
	Payee	:	
12.	Landlord's solicitors	:	Baker & McKenzie
	Address	:	14/F, Hutchison House, 10 Harcourt Road, Hong Kong
	Contact Person	:	Ms Winnie Leung
	Contact Tel. No.	:	28461877
13.	Personal Guarantee Preparation and Administration Cost	:	N/A
14.	User	:	For use only by the Tenant as office premises and for no other purpose whatsoever. The Landlord gives no warranty as to the suitability or fitness of the Premises for the said user.

15.	Handover Condition	:	as-is condition	
16.	Rent Free Period(s)	:	Nine (9) days from 23 May 2016 To 31 May 2016 (both days inclusive) Thirty (30) days from 01 Jun 2016 To 30 Jun 2016 (both days inclusive) Six (6) days from 01 Jul 2016 To 06 Jul 2016 (both days inclusive)	
17.	Payments upon commencement of the Tenancy Agreement or handover (whichever is the earlier)	:	Period	
	(i) Rent	:	07 Jul 2016 To 31 Jul 2016	HK$54,354.84
	(ii) Management fee and air-conditioning charge (if any)	:	23 May 2016 To 30 Jun 2016	HK$19,627.10
	(iii) Cleaning Service Charges	:		N/A
	(iv) Rates	:	23 May 2016 To 30 Jun 2016	HK$3,921.43
	(v) Government rent	:		N/A
	(vi) Balance of deposit	:		HK$342,644.00
	(vii) Temporary electricity charge (non-refundable)	:		HK$2,061.00
	(viii) Vetting Charge(non-refundable)	:		HK$3,091.50
	(ix) The debris removal cost (non-refundable)	:		N/A
	(x) Fitting out deposit (refundable subject to Clause 12 of Part II, Schedule I of this offer)	:		HK$2,061.00
	(xi) Tenancy Preparation and Administration Cost	:		N/A
	(xii) Stamp Duty	:		N/A
			Total:	HK$427,760.87
18.	Standard Terms & Conditions forming an integral part of this offer	:	As set out in Schedule I hereto	
19.	Special Conditions forming an integral part of this offer, if any	:	As set out in Schedule II hereto In the event of conflict between any of the Special Conditions and any of the provisions in this offer, the Special Conditions shall prevail.	
20.	Landlord's Provisions, if any	:	As set out in Annexure	

--**********--

Together with this offer, I/we enclose my/our initial deposit and advance payment in cheque. Subject as aforesaid, this sum shall be returned to me/us in full, but without interest, if my/our offer is not accepted by the Landlord in the manner hereinafter appearing within 14 days from the date hereof.

Yours faithfully,
For and on behalf of
MAN LOONG BULLION COMPANY LIMITED
萬隆金銀業有限公司

Authorised Signature(s)

duly authorised person for and on behalf of
MAN LOONG BULLION COMPANY LIMITED
萬隆金銀業有限公司

Offer Accepted by :

Sino Real Estate Agency Limited
(信和地產代理有限公司)
as agent for the Landlord

17 MAY 2016

Name : XAVIER, FRANCISCO M

HKID Card No. / Passport No. and place of its issuance :
K4778+0(2)

Name of Witness :
Signature of Witness :
HKID Card No. / Passport No. and place of its issuance :

SCHEDULE I

PART 1
General Terms & Conditions

1. Rent

(i) The rent shall be payable monthly in advance on the 1st day of each calendar month without any deduction, counterclaim or set off.

(ii) Rent, management fee and air-conditioning charge (if any), cleaning service charges (if any), rates and government rent shall collectively or individually herein referred to as "Rent".

(iii) The rent is exclusive of rates, government rent, management fee and air-conditioning charge (if any), cleaning service charges (if any) and all Tenant's expenses and outgoings of a non-capital or recurring nature.

2. Rates

The amount of rates is subject to revision from time to time as advised by the Government and is payable by the Tenant quarterly in advance on the first day of the months of January, April, July and October.

3. Government Rent

The amount of government rent is subject to revision from time to time as advised by the Government and is payable by the Tenant quarterly in advance on the first day of the months of January, April, July and October.

4. Deposit

(i) The amount of security deposit shall be equivalent to the specified multiple of Rent. From time to time, the deposit may be adjusted by the Landlord to accord with any increase of the Rent.

(ii) The deposit shall be retained by the Landlord throughout the term without payment of interest to the Tenant and the Tenant hereby specifically authorises the Landlord (but without prejudice to any other Landlord' s right or remedy) to deduct and apply the deposit in payment of and/or call the bank guarantee (if any) in order to pay (i) the amount of any Rent and other charges payable hereunder by the Tenant; and (ii) any costs, expenses, loss or damage sustained by the Landlord as the result of any of non-observance or non-performance by the Tenant of any of the covenants, agreements, stipulations, obligations or conditions herein contained.

(iii) Subject as aforesaid the deposit shall be refunded to the Tenant by the Landlord without interest within forty five (45) days after (i) the expiration or sooner determination of this offer and delivery of vacant possession to the Landlord and (ii) settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent and other payments or charges payable hereunder and for breach of any terms and conditions herein contained by the Tenant.

5. Stamp Duty

Stamp duty and registration fees (if any) shall be borne by the parties hereto in equal shares.

6. User

The user of the Premises is restricted to the purpose as office premises only and for no other purpose whatsoever.

The Landlord gives no warranty as to the suitability or fitness of the Premises for the said user.

7. Tenancy Agreement

(i) While the Tenancy Agreement shall contain the terms herein, it shall otherwise be on the terms and conditions contained in the Landlord's standard form of Office Tenancy Agreement ("Tenancy Agreement").

(ii) The Tenant understands that prior to the signing of the Tenancy Agreement, the Tenant should seek independent legal advice to advise the Tenant thereon and satisfy himself as to the terms and conditions thereof.

(iii) If this offer is accepted, the Tenant shall execute the Tenancy Agreement in accordance with the terms of a notice in writing from the Landlord or the Landlord's solicitor.

(iv) In the event that the Landlord has furnished us with the Tenancy Agreement, the Tenant confirms and acknowledges that the Tenant fully and thoroughly understands the terms and conditions of the Tenancy Agreement and confirm that they form an integral part of this offer.

(v) The Tenant agrees, without prejudice to the Landlord's rights herein, that:

(a) The Premises including the keys will not be handed over to the Tenant unless and until the Tenancy Agreement has been duly signed or executed; and
(b) All the payments due and payable to the Landlord have been made by the Tenant and received by the Landlord; and
(c) The commencement date of the term of the Tenancy Agreement shall nonetheless remain as the same date as set out in this offer.

(vi) Unless the Tenant shall have engaged a separate firm of solicitors to act on its behalf, the Tenant is required to attend either of the following offices (as the case may be) for signing the Tenancy Agreement:-

(a) office of the Landlord's solicitors as specified herein; or

(b) office of Sino Real Estate Agency Limited (信和地產代理有限公司) if the name of the Landlord's solicitors is not provided herein.

8. Entire Offer

(i) This offer together with the Guarantee (if any) supersedes any and all previous offers between the parties hereto, and constitutes the entire offer.

(ii) Any representation, warranty, statement or offer, whether oral or in writing, heretofore made relating to any of the matters referred to herein are hereby expressly denied, negated and excluded, unless agreed or confirmed by the parties in writing.

(iii) In the event of any inconsistency between the terms of this offer and the terms of any document referred to herein (including Appendices attached hereto), the terms of this offer shall prevail.

9. Delivery of the Premises

Subject to the Tenant' s duly signing or executing the Tenancy Agreement and the Tenant' s making payment of all sums required, the Landlord will deliver vacant possession of the Premises to the Tenant in such condition as set out herein.

10. Rent Free Period

The granting of rent free period(s) shall be subject to the Tenant' s due observance and performance of all the conditions contained herein and in the Tenancy Agreement.

Notwithstanding any rent free period granted to the Tenant, the Tenant acknowledges that the Tenant is still obliged to pay the management fee and air-conditioning charge (if any), cleaning service charges (if any), rates and government rent and all other Tenant' s outgoings payable by the Tenant hereunder.

11. Payments

The Tenant agrees that before the Tenant take possession of the Premises or the commencement date of the Tenancy Agreement (whichever is earlier), The Tenant shall pay to the Landlord all the payments as set out herein.

12. Personal Guarantee

Where the Tenant is required to provide personal guarantee as specified herein, this tenancy shall be conditional upon such specified person(s) having executed a deed of guarantee in a form to be prescribed by the Landlord to guarantee:

(i) The due punctual and diligent performance of the Tenant of all its obligations under this tenancy and to indemnify the Landlord against any claim of any nature whatsoever arising out of the use and occupation by the Tenant of the Premises; and

(ii) The Tenant's prompt delivery of vacant possession of the Premises upon the expiration or sooner determination of the tenancy in accordance with the terms of the Tenancy Agreement and to indemnify the Landlord for all loss and damage arising from the Tenant's breach.

The Tenant shall bear all costs and expenses (including legal costs of the Landlord' s solicitors and administrative costs of the Landlord) for the preparation, approval and

completion of the deed of guarantee.

13. Validity of Offer

In consideration of the Landlord' s agreeing to consider this offer, the Tenant hereby warrants, confirms and undertakes to the Landlord that:

(i) This offer is unconditional and shall remain open for acceptance by the Landlord in its current form for a period of 14 days from the date hereof.

(ii) Within this period, the Tenant will neither revoke, withdraw nor amend this offer.

(iii) If within this period, and for any reason whatever the Tenant purports to revoke withdraw or amend this offer, then the Tenant agrees and declares that the Landlord may retain for its own use absolutely the money the Tenant now enclose in respect of the initial deposit, as an agreed recompense for, and pre-estimate of, the loss or damage the Landlord would suffer as a result of the breach of my/our warranty and undertaking.

(iv) Should the Landlord not accept this offer within the said period, this offer shall be deemed to have been withdrawn and the Landlord shall return the initial deposit to the Tenant without interest and neither party shall have any claim against the other.

14. Acceptance of Offer

Notwithstanding anything to the contrary contained herein or otherwise, the Tenant acknowledges and declares that:

(i) There shall be no binding agreement for the grant of a tenancy between the parties unless and until, and within 14 days from the date hereof, the Landlord has signified its acceptance of this offer in writing, whereupon there shall be a binding agreement between the parties.

(ii) Such binding agreement shall continue in full force and effect until superseded by the formal Tenancy Agreement.

(iii) Until the Landlord has accepted this offer in the prescribed manner, it shall be under no obligation whatsoever to enter into any form of agreement with the Tenant in relation to the Premises.

(iv) The Landlord' s acceptance of this offer shall be evidenced by its returning to the Tenant within 14 days from the date of its acceptance, a signed and dated copy of this offer.

15. Failure to execute Tenancy Agreement

Following the Landlord's acceptance of this offer, should the Tenant fail to execute the formal Tenancy Agreement in accordance with a notice in writing from the Landlord or its solicitors, the Landlord may stamp this offer, thereby deeming the Tenancy Agreement ("Deemed Tenancy Agreement") to have been signed and to be enforceable against the parties; and/or if the Tenant still fails to execute the formal Tenancy Agreement within one month from the Term Commencement Date as specified herein (whether formerly demanded by the Landlord or not), the Landlord may

terminate this offer or, after operation of the aforesaid deeming provision, the Deemed Tenancy Agreement by giving not less than seven (7) days written notice to the Tenant.

Upon the expiry of the period of notice specified in the aforementioned notice, this offer or the Deemed Tenancy Agreement (as the case may be) shall immediately cease and be determined whereupon the initial deposit shall be forfeited to the Landlord absolutely, as and for liquidated damages and not as a penalty, but without prejudice to any other right or remedy, and the Landlord will be entitled to let the Premises on such terms as it sees fit.

If this offer has been registered at the Land Registry, the Landlord may register a memorandum of termination, signed for and on its behalf alone, which shall be conclusive evidence of the fact that this offer has been terminated.

PART II
Other Terms & Conditions

1. (i) The Tenant shall pay rent, management fee, air-conditioning charge (if any), cleaning service charges (if any) on or before the first day of each and every calendar month.

   (ii) If payment is made by the Tenant by cheque, such cheque must be crossed, received, presented for payment by the Landlord with its bank and thereafter cleared for payment by the bank before payment shall be regarded as having been made by the Tenant.

   (iii) The posting of a cheque, which is lost in the post, shall not amount to payment having been made by the Tenant to the Landlord and the risk of the cheque being lost shall remain with the Tenant. The receipt of the cheque by the Landlord with or without acknowledgement shall be subject to the cheque being cleared for payment on presentation to the bank by the Landlord and the Tenant shall be regarded as not having made such payment to the Landlord unless and until the cheque is so honoured. Further if the cheque so received by the Landlord shall be lost, stolen or destroyed by fire or any other cause before the Landlord presents the cheque to the bank for payment, in such event such payment shall be regarded as not having been made by the Tenant to the Landlord and the Tenant's obligation under this offer to pay and make good payment of the Rent concerned shall remain without any deduction whatsoever.

2. The Tenant shall pay rates, government rent as assessed by the Government. Rates and government rent shall be paid quarterly in advance on the first day of the months of January, April, July and October.

3. Without prejudice to the right of the Landlord to exercise any other right or remedy (including the right of re-entry) under this offer, in the event of default in payment of Rent and/or any charges payable hereunder or any part thereof on its due date, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 1.5% per month calculated from the date on which the same became due for payment until the date of payment as liquidated damages and not as penalty.

4. (i) The Tenant shall keep the interior of the Premises and all the Landlord's fixtures and additions in good, clean, tenantable and proper repair condition and shall yield up the same at the expiration or sooner determination of this tenancy in such repair and the like condition Provided That

   (a) The Landlord may at its discretion require the Tenant and the Tenant shall, upon such request and at its own cost, remove or do away with all or any of the alterations, fixtures or additions to the Premises or any part(s) thereof (irrespective of whether the same was made by the Tenant or not or whether with or without the Landlord's consent) and make good and repair in a proper and workmanlike manner any damage to the Premises as a result thereof before delivering up the Premises to the Landlord in accordance with the conditions and requirements as set out in the Landlord's Reinstatement Guide/Guidelines (which may be amended from time to time) to the satisfaction of the Landlord. The Landlord has the right to waive or vary any of the conditions or requirements in the said Reinstatement Guide/Guidelines in writing.

   (b) Notwithstanding anything to the contrary contained in other provisions of this offer and/or the subsequent Tenancy Agreement, the Tenant agrees and declares that

upon yielding up the Premises to the Landlord according to the above provisions, the door at the entrance of the Premises shall be of a fire-rated type and fire-rated damper(s) for air ducts connecting to common corridor shall be installed in the Premises in compliance with the then applicable statutory fire safety requirements irrespective of whether such fire-rated entrance door and/or damper(s) were provided by the Landlord at the commencement of the term. The Tenant shall, if so requested by the Landlord, produce to the Landlord at the time of yielding up the Premises a certificate and test report from the contractor confirming that the quality of the fire-rated door meets with the statutory requirements.

(c) Should the Tenant fail to comply with Sub-clauses (a) or (b) above, the Landlord shall be entitled to remove the said alterations, fixtures or additions and reinstate the Premises (and/or to replace the entrance door by fire-rated one and/or install the fire-rated damper(s)) at the sole expense of the Tenant and to recover such cost from the Tenant by action or by deduction from the deposit paid by the Tenant under this offer.

(ii) Immediately prior to delivery or redelivery to the Landlord of the fan coil units or similar indoor parts of the air-conditioning units within the Premises and all air-conditioning units serving the Premises exclusively (whether they are of split-type or window type, whether they are situated inside or outside the Premises and whether they belong to the Tenant or the Landlord or any other person or corporation, the Tenant shall employ at its own expenses a cleaning contractor approved by the Landlord to carry out a final cleaning (with the application of chemical) to such units and shall produce to the Landlord upon its request the receipt of the contractor' s charges for such cleaning. Should the Tenant fail to carry out the cleaning work, the Landlord shall be entitled to carry out the same at the expense of the Tenant and to recover such cost from the Tenant by action or by deduction from the deposit paid by the Tenant under this offer.

(iii) For the avoidance of doubt, the Tenant shall not be entitled to any delay, extension or postponement of the delivery of possession of the Premises to the Landlord in case the day on which the expiration or termination falls on a Sunday or public holiday.

5. The Tenant shall permit the Landlord and its agents with or without workmen or others and with or without appliances at all reasonable time upon reasonable notice to enter upon the Premises to view the condition thereof and (i) to carry out necessary repair and maintenance work to the Landlord's fixtures and fittings therein; or (ii) to carry out other work for compliance with any law, rule, regulation or any requirement or notice or order of any Government department or competent authority; or (iii) for any reasons whatsoever for which entry is considered necessary by the Landlord.

6. The Tenant shall not use the Premises for any purpose other than as specified herein.

7. The Tenant shall not transfer, assign, underlet, license, share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending sharing or any other means whereby any person not a party to this offer and/or the subsequent Tenancy Agreement obtains the use or possession of the Premises or any part thereof.

8. The Tenant shall indemnify the Landlord against all liabilities, claims, demands, actions, proceedings, damages, losses, costs and expenses (arising directly or indirectly) from or incidental to (i) the fitting out, use or occupation of the Premises, (ii) the execution, existence or removal of alterations, additions or repairs to the Premises, (iii) any non-compliance by the Tenant with its obligations under this offer and/or the subsequent Tenancy Agreement, or (iv) any other act, default, neglect or omission by the Tenant, its employees, contractors, servants, agents, licensees, visitors or invitees.

9. (i) The Tenant shall design, fit out, lay out, decorate or furnish the Premises in a way not to diminish the function, increase the operative costs or in any way affect or tamper with the operation of any services, decorations or facilities of the Building.

(ii) Detailed plans for internal partitioning and/or decoration works, including but not limited to electrical and mechanical layouts shall be submitted to the Landlord for approval before commencement of any works. The Landlord or his authorized agents shall have the absolute discretion in granting or refusing such approval. The approval to be granted shall be subject to such condition as the Landlord or his authorized agent may think fit. The Landlord may use and provide to any subsequent user(s) or occupier(s) of the Premises or any other person(s) for use of the plans for the purposes of reinstatement, alteration, additions, decoration, repair or maintenance of the Premises or any parts thereof. The Tenant shall employ at the Tenant's expenses only such contractors approved by the Landlord to examine all the electrical and mechanical works in the Premises at least once a year or at such intervals as the Landlord or the Building Manager may direct to ensure that the building services are in order and shall, upon the Landlord's or the Building Manager's request, provide all relevant certificates and reports rendered by the approved contractors to the Landlord or the Building Manager as soon as the electrical and mechanical works are completed, renewed or examined. Electrical and mechanical works includes but not confined to electrical, plumbing, building automation, fire fighting installations, fuel gas system, ventilation system and hazardous gas/materials detectors.

(iii) (a) Should the Tenant require to install and/or replace any door(s), partition wall(s) or construction element(s) ("Fire Rated Elements") of the Premises that require fire resistance rating under any applicable laws, rules and/or regulations, the Fire Rated Elements must be of fire-rated type and comply with such laws, rules and regulations and Landlord's requirements. The Tenant shall within 14 days after completion of the installation and/or replacement work provide to the Landlord a certificate and test report from the contractor confirming that quality of the Fire Rated Elements meets with the statutory requirements at time of the installation/replacement.

(b) If the Tenant fails to provide the certificate and test report from the contractor as required under sub-clause (iii)(a) above, the deposit for fitting out work shall not be returned to the Tenant until the failure has been rectified. Without prejudice to the aforesaid and any other rights or remedies that the Landlord may have, the Landlord, its servants, contractors or agents shall also be entitled and/or are hereby authorized or deemed to have been authorized by the Tenant, after the aforesaid failure of the Tenant, to demolish the Fire Rated Elements or any of them already installed and/or replaced by the Tenant or its contractor and to replace them or any of them by other door(s), wall(s) and/or construction element(s) (as the case may be) chosen by any of them at their own choice but at the costs of the Tenant and

without incurring any liability to the Tenant. The Landlord shall be entitled to deduct all costs incurred by it for the demolishing and replacement of the Fire Rated Elements as provided before in this clause from the deposit for fitting out work. The Tenant shall pay to the Landlord immediately upon demand any deficiency of the costs, if any, after deduction of the deposit.

(iv) The Tenant shall take at its own expenses adequate and proper measures to avoid or prevent or minimize the risk of any loss or damage to property or injury or death to person in connection with operation of its business in the Premises ("Preventive Measures"). The Preventive Measures shall include but not limited to provision or installation of hazardous gas/materials detectors, ventilation system, fire fighting system and slip proof installations and equipments and such other measures as the Landlord or the Building Manager may in its absolute discretion think necessary for the avoidance, prevention or minimization as aforesaid.

(v) The Tenant shall permit and accompany the Landlord, its agents or the Building Manager at all reasonable times to enter the Premises and view the state and condition of the electrical and mechanical works and the Preventive Measures. Should any defect or want of repair be found on the electrical and mechanical works or the Preventive Measures or any part thereof, the Tenant shall make arrangement to remedy the same forthwith upon request by the Landlord, its agents or the Building Manager. The Landlord, its agents or the Building Manager shall not by virtue of exercise of its right provided under this sub-clause incur any liability whatsoever over the electrical and mechanical works or the Preventive Measures and shall not be liable for any defect or irregularity thereof which shall be the sole responsibility of the Tenant.

10. The Tenant shall not make any alterations or additions to any fixtures or fittings or electrical wiring or electrical/mechanical installations or fire-prevention system or air-conditioning system or plumbing and drainage system or building services system without the prior written consent of the Landlord and shall use the Landlord's approved contractor for carrying out and installing mechanical and electrical engineering work at the Tenant' s sole costs and expenses.

11. The Tenant shall be responsible for the cost of the installation of sub-main cable to and all other alteration works at the Premises.

12. Prior to carrying out any fitting out or other works to the Premises, the Tenant shall take out adequate insurance to cover all risks for the fit out work and pay to the Building Manager a vetting charge for his checking and approving the fit out plans and inspection of the fit out works, and a refundable deposit as security for any damage to the Building caused as a result of the Tenant's fit out works and the removal of any debris and for compliance of all fitting out requirements whether under this offer or the Tenant' s Fitting-Out Guide.

13. The Tenant shall remove at the Tenant's own expense all debris and rubbish resulting from such fitting out work to the location designated by the Landlord or the Building Manager or their authorised agents in an orderly and proper manner.

14. The Tenant shall pay temporary electricity charge and debris removal charges to the Building Manager as required.

15. The Tenant shall keep the Premises including all windows at all times in a clean and sanitary state and condition to the satisfaction of the Landlord. For the avoidance of doubt, the above obligation of the Tenant shall cover any toilet, open space, open seating area, garden, car parking space and any other kinds of spaces or areas within or included in the Premises or designated for the use of the Tenant and the fittings and installations therein. If, in the opinion of the Landlord, the Tenant fails to keep the Premises in the aforesaid condition, the Landlord shall have the right (but not oblige) to enter the Premises and arrange cleaning or other work to be carried out to the Premises which the Landlord in its absolute discretion consider necessary to maintain the Premises in such condition and the Tenant shall pay to the Landlord all costs incurred therefor.

16. (i) Each party shall take every reasonable precaution to ensure that its agents, officers or employees and in addition, in case of the Tenant, its contractors, solicitors and other professional advisers do not:-

(a) disclose any term of this offer and/or the subsequent Tenancy Agreement; or

(b) disclose or use any information acquired in connection with this offer and/or the subsequent Tenancy Agreement or acquired in connection with the negotiations leading up to it save when necessary for the performance of that party' s obligations under this offer and/or the subsequent Tenancy Agreement or as the other party may first agree in writing.

(ii) This clause shall not operate so as to prevent a disclosure which is made:-

(a) to a public authority under compulsion of law;
(b) to a court of law in Hong Kong Special Administrative Region or elsewhere or otherwise in any legal proceeding;
(c) to the auditors of, or any lawyer or professional person being under a duty of confidentiality in acting for that party, or when advising a party as to the performance of its obligations under or in connection with this offer and/or the subsequent Tenancy Agreement;
(d) to banks and/or financial institutions for the purposes of the Landlord' s raising and/or arranging finance and/or refinancing, whether in connection with the Premises, the development in which the Premises are situated or otherwise;
(e) in connection with the fulfillment of any rules, regulations or other requirements of any stock exchange or any relevant regulatory authority for any purpose whatsoever;
(f) in connection with any sale, assignment, transfer or other disposal of the Premises, the Building and/or development in which the Premises are situated or any part thereof or any interest therein and/or of the shares and/or business of the Landlord, or the discussion or negotiation thereof;
(g) for the purposes of rental collection and/or property management.

17. The Landlord reserves the right to change the user or trade-mix of any part of the Building for any other purposes (including but not limited to restaurant and/or retail purposes), renovate or refurbish the shopping arcade (if any) or office area (if any) or

any part or any area of the Building, to change, alter, amend, vary, add to, re-construct, re-designate, re-partition or re-locate the layout of the shopping arcade (if any) or office area (if any) or any part or any area of the Building including but not limited to the external walls, advertising space(s), entrance, lobbies, staircases, landings, passages, corridors, toilets, lifts and escalators and/or to erect, affix, install, remove, maintain, renew or paint on or to such parts of the exterior of the Building and/or the Premises (including but not limited to the walls and windows) flags, poles, banners, posters, decorations, chimneys, sunshades, sculptures, signs, stickers, signboards, advertisements (illuminated or otherwise), broadcasting device or structures (with sound system or otherwise), marketing or promotional materials and to carry out works and inspection in connection therewith. The Tenant shall not be entitled to object to the change or any works as aforesaid and shall have no right of action or claim for compensation whatsoever in connection therewith.

18. Unless the context otherwise requires, words herein importing a gender shall include all other genders and words herein in the singular shall include the plural and vice versa.

19. (i) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to it by post or facsimile or email or left addressed to it at the Premises or at its last known address in Hong Kong Special Administrative Region and shall be sufficiently served on the Landlord if sent to it by post or delivered to it at the address given herein or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by post shall be deemed to have been given one (1) business day after the date of posting.

(ii) The Tenant agrees and confirms that the email address provided herein is for the purpose of receiving notices served under this offer and/or the subsequent Tenancy Agreement by email.

The Tenant understands and acknowledges that (i) the Landlord may, but is not obliged to and without limiting the kind of notices sent by the Landlord to the Tenant through email, send notices or advices for payment of any Rent, other charges and/or additional outgoings with interest thereon (if any) payable under this offer or for other related purposes to the Tenant through the email address provided above or to the Landlord in writing from time to time; and (ii) irrespective of whether any such notice or advice for payment has been sent to the Tenant by the Landlord or not, payments shall be in arrears if not made on the date and in manner as provided in this offer and/or the subsequent Tenancy Agreement and the Landlord is not in any way liable to the Tenant or any other persons for any delay or failure in giving the aforesaid notice or advice.

20. The Tenant shall not employ any person or firm to provide security service to the Premises except person or firm approved by the Landlord or the Building Manager. Such security service shall be obtained at the sole expense of the Tenant.

21. A written notice served by the Landlord on the Tenant or left at the Premises, to the effect that the Landlord thereby exercises the power of re-entry, shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

22. For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and of this offer, the rent payable in respect of the Premises and other amounts recoverable by distress as rent in arrears shall be and be deemed to be in arrears (whether formally demand or not) if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. All costs and expenses of and incidental to distraint shall be paid by the Tenant on a full indemnity basis and shall be recoverable from it as a debt.

23. If the Tenant has failed to observe or perform any covenants, agreements, stipulations, terms or conditions of this offer, the Landlord and/or the Building Manager has the right to withhold the service or facility provided by the Landlord and/or the Building Manager under this offer without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof. The aforesaid right shall be exercisable by the Landlord and Building Manager notwithstanding anything to the contrary contained in this offer and without prejudice to any other rights and remedies that the Landlord and/or the Building Manager may have.

24. The Tenant shall not affix, erect, attach, exhibit, display or permit or suffer so to be done upon any part within or on the exterior or at the show windows (if any) of the Premises or to or through any windows thereof any writing, sign, decoration, signboard or other device (whether illuminated or not) which may be visible from outside the Premises except with prior approval of the Landlord or the Building Manager. The Tenant shall remove any of the aforesaid displays notwithstanding that prior approval has been obtained from the Landlord and/or the Building Manager if, at any time during the term, it is in the opinion of the Landlord that the aforesaid displays or any of them does not appear in a manner (whether of design, quality, type or otherwise) keeping with first class commercial premises then the Tenant shall, at his sole cost, replace the same with such appropriate displays approved by and to the satisfaction of the Landlord and/or the Building Manager.

25. (i) The Tenant shall not install, affix, put up or display or permit or suffer to be installed, affixed, put up or displayed at, on or upon the Premises and/or any part of the Building, any artwork, exhibits, display, articles or materials ("the Displays") any content of which has not been first approved by the Landlord, or is, or is considered in its absolute discretion by the Landlord (whose decision is final and conclusive) to be·

(a) illegal, immoral or prohibited by the Government of Hong Kong Special Administrative Region;
(b) in breach of any applicable legislation or regulations from time to time in force in Hong Kong Special Administrative Region;
(c) obscene, indecent, objectionable, defamatory, discriminatory or offensive to the general public or any person(s);
(d) promoting or advertising the business of any direct competitors of the Landlord or Sino Group;
(e) adversely affecting the image or reputation or prestige of the Landlord or Sino Group or the Building; or
(f) otherwise inappropriate or considered by the Landlord to be inappropriate to be displayed at the Premises and /or the Building.

(ii) The Tenant shall be wholly responsible for the contents of the Displays and shall indemnify the Landlord against any claim, liability, cost, expense, loss or damage arising from or in connection with the contents of the Displays or any part of them or any breach of the Tenant of this clause.

(iii) If the Landlord is of the opinion that the contents of the Displays or any part thereof is of any kind referred to in sub-clause (i) above, the Tenant must remove or demolish the same immediately at its sole cost. For the avoidance of doubt, the Landlord is entitled (but not obliged) to remove or demolish the Displays or such part thereof at any time without incurring any liability to the Tenant. All expenses for the removal and demolition shall be borne and paid by the Tenant and the Landlord shall not be liable to the Tenant or any other party whomsoever for any claim, loss or damage whatsoever caused to the Displays arising from such removal and demolition.

26. Any person, firm, company or corporation who is not a party to this offer shall have no right under the Contracts (Rights of Third Parties) Ordinance to enforce any of its terms except and to the extent that this offer expressly provides otherwise and without prejudice to any right of the Landlord provided in this offer which is also applicable to and enforceable by or against such third party without resorting to the Contracts (Rights of Third Parties) Ordinance.

SCHEDULE II
Special Conditions

1. Management Fee and Air-Conditioning Charge

(i) if the normal air-conditioning supply hours are specified hereinbefore, air-conditioning charge shall be payable by the Tenant. The management fee and air-conditioning charge (if any) shall be subject to revision from time to time during the term as determined by the Building Manager and is payable monthly in advance on the first day of each calendar month. The normal air-conditioning supply hours are subject to revision from time to time by the Landlord or the Building Manager at its sole discretion.

(ii) If the management fee and air-conditioning charge (if any) shall be in arrears for more than fifteen (15) days, without prejudice to any right of action or any remedy of the Landlord for the recovery thereof from the Tenant, the Landlord shall be thereafter at its discretion entitled to suspend or discontinue the provision of any management or air-conditioning supply services including any cleaning service to the Premises if it is included in the management service until such default or breach has been rectified and the Landlord shall not incur any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof.

2. Cleaning Service Charges

(i) In the event that the Tenant chooses to use the service of Best Result Environmental Services Limited ("Best Result"), a cleaning contractor approved by the Landlord, to provide internal cleaning services ("cleaning services") to the Premises and is liable to pay monthly cleaning service charges hereunder.

(a) the Tenant has agreed to engage Best Result to provide the cleaning services throughout the term at the Tenant' s cost which is subject to adjustment to be made by Best Result and is payable in advance and in the same manner as the management fee and air-conditioning charge (if any) are payable under this offer. The scope of the cleaning services will be available upon request being made to Best Result either directly or through the Landlord. The cleaning service charges will be collected by the Landlord as agent for and on behalf of Best Result, in the same way and manner as the management fee and air-conditioning charge (if any) are collected.

(b) if the cleaning service charges shall be in arrears for more than fifteen (15) days, the Landlord shall notify Best Result who may thereafter at its discretion suspend or discontinue the provision of cleaning services to the Premises until such default or breach has been rectified. Without prejudice to any right to recover the outstanding sum(s) from the Tenant by the Landlord or Best Result, the Landlord shall not incur any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof.

(ii) The Tenant shall not employ any person or firm (other than its own staff) to carry out internal cleaning of the Premises save with prior approval of the Landlord or the Building Manager and the Tenant shall pay all charges therefor. The Tenant shall

(a) ensure that contractor employed by it to carry out internal cleaning of the Premises is reputable and adheres to industry health and safety standards;

(b) ensure, procure or cause the contractor to put in place measures to confirm the integrity of its employees in order to avoid compromising the security of other owners, tenants, occupiers or licensees of the Building;

(c) ensure, procure or cause the contractor to avoid causing any danger, nuisance or annoyance to owners, tenants, occupiers or licensees of the Building or affecting efficient management of the Building by the Building Manager in the course of providing the cleaning services; and

(d) guarantee and procure the contractor' s compliance with any reasonable request of the Landlord or the Building Manager in connection with the provision of cleaning services in the Building.

The Landlord or the Building Manager may take into account the matters set out in (a) to (d) above in considering whether to grant approval to the choice of cleaning contractor of the Tenant. The Landlord or the Building Manager' s approval of a contractor shall not relieve the Tenant of any of its obligations contained in (a) to (d) above.

3. Legal Costs

The Landlord's solicitors' legal costs (calculated at full scale), disbursements and other legal expenses in connection with the preparation and signing of the Tenancy Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares. Should the Tenant engage a separate firm of solicitors to act on its behalf then each party shall pay its own solicitors' costs.

4. Sales and Redevelopment

(i) Notwithstanding any provision to the contrary contained in this offer and/or the subsequent Tenancy Agreement, if at any time during the term the Landlord shall decide to redevelop, renovate, refurbish or redesign the Building or any part thereof (which decision shall be sufficiently evidenced by a certified true copy of the relevant Board Resolution of the Landlord) or shall sell, assign or enter into any agreement for the sale or assignment of the whole or any part of the Building which includes the Premises, the Landlord shall be entitled to give not less than six (6) calendar months' notice in writing to the Tenant to determine this offer and/or the subsequent Tenancy Agreement and at the expiry of such notice everything herein contained shall cease and be void and the Tenant shall immediately deliver up vacant possession of the Premises to the Landlord.

(ii) The Tenant shall not be entitled to claim against the Landlord for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Tenant whatsoever but any such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any terms or stipulations contained in this offer.

(iii) The expression "Landlord" in this clause shall include the Landlord' s successors in title and this clause shall enure for the benefit of the Landlord' s successors in title.

(iv) It is also agreed and declared that notwithstanding any other provision(s) in this offer and notwithstanding any law to the contrary, the Tenant' s option right(s) (if any) shall be extinguished and determined upon the service of the said notice of termination, irrespective of whether such rights shall have been exercised by the Tenant or not.

(v) The Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against the extinguishment and determination of its option right(s).

5.

(i) Handover Condition: "As is"

The Premises shall be handed over to the Tenant in the state of condition as it is. The Landlord shall not be liable to the Tenant in respect of the fixtures and fittings (including all electrical and mechanical installations), which had been left in the premises by the previous tenant, and gives no warranty whatsoever as to their state and conditions and whether they comply with the requirements of the relevant governmental or other competent authorities.

(ii) The tenant agrees to do the following (if necessary) at its own cost:

(a) to modify, re-level and make good the existing air ducts and air louvers/diffusers, ceiling and floor screeding to suit its new layout;

(b) to modify and make good the existing electric wiring work including cart away the obsolete wiring and conduit;

(c) to modify the existing fire service system to suit its new layout according to the regulation of FSD,HKSAR if necessary;

(d) to provide and install all necessary emergency lightings and/or doors to suit its new layout according to the regulation of FSD, HKSAR if necessary;

(e) to provide and install the telephone and data line system and to modify and good the existing fixtures and fittings (if any) to suit its new layout;

(f) to provide the skirting and wall paper inside the premises at its own cost (if necessary);

(g) to provide painting/wall paper inside the premises;

(h) to provide and install the meter front switch, sub-main cable from meter room to the premise by contractor approved by the Landlord at Tenant's own cost (if necessary);

(i) to provide MCB board, electrical installation inside the premise and apply its own electricity meter for the subject units from CLP at its own cost (if necessary); and

(j) to provide and install carpet inside the premises at its own cost (if necessary).

(iii) (a) The Tenant agrees to take over the premises at the state and condition as it is including the fittings and fixtures left behind by the previous Tenant ("the Fittings and Fixtures").

(b) The Landlord shall not be liable to the Tenant or any other person(s) for any loss or damage to any property or injury or death to any person in respect of the Fittings and Fixtures and gives no warranty whatsoever as to the state and conditions of the Fitting and Fixtures and whether they comply with the requirements of the relevant Governmental or other competent authorities.

(c) The Tenant agrees to carry out the rectification work as its own expenses if there is any defect in the Fitting and Fixtures (including partition walls and wall finishing, false ceilings, floor screeding and floor finishing, fan coil units, air-conditioning water pipeworks and air ductworks, water and air balancing, electrical wirings, lighting panels, fluorescent tubes, etc.)

(d) The Tenant shall not make any alteration or addition to the Fittings and Fixtures unless with the prior written consent from the Landlord.

ANNEXURE

Landlord's Provisions

The premises shall be handed over to the Tenant in an 'as is' condition with existing fittings and decorations left by the previous Tenant.

Upon sooner determination or expiration of the Lease, Landlord reserves the right to demand Tenant to demolish the premises to Landlord's bare shell standard, repair or reinstate wholly or partially of it.

TOWER 1 第一座


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18TH FLOOR PLAN
十八樓平面圖

For Identification Purpose Only